UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                     February 29, 2008

Unum Group
(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices)(Zip Code)

(423) 294-1011
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 29, 2008, Unum Group announced that Senior Vice President and Chief Investment Officer, David Fussell will be retiring after 42 years with the company.  Mr. Fussell will remain with the Company until July 1, 2008 in order to provide an effective transition of responsibilities.  He will also be retained in a consulting capacity through year end.

Frank Williamson has been named Senior Vice President, Capital Management and Chief Investment Officer effective immediately.  Mr. Williamson has previously served in a number of financial positions in the Company, most recently as Senior Vice President, Corporate Development and Strategic Planning.  He joined the Company in 1995.

In addition to Mr. Williamson, Senior Vice President Martha Leiper will take on expanded responsibilities in the investment department as Deputy Chief Investment Officer.  In this role she will be responsible for all the Company’s investment research and trading and she will chair the Company’s Investment Committee.  She has been with the Company since 1985.

Also taking on expanded responsibilities in the investment department is Rob Hensley, Vice President, Asset-Liability Management and Investment Strategy.  In his new role he will lead the Company’s investment risk management functions.  Mr. Hensley joined the Company in 1999.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.   The following exhibit is filed or furnished with this Report:

99.1	Press release of Unum Group dated February 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group
(Registrant)

Date: February 29, 2008	By:	/s/ Susan N. Roth
Name: Susan N. Roth
Title: Vice President, Transactions,
SEC and Corporate Secretary

INDEX TO EXHIBITS

EXHIBIT

99.1	Press release of Unum Group dated February 29, 2008.